                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                                                             YEARS ENDED DECEMBER 31
                                                 --------------------------------------------------------------------------------
                                                     1999             1998             1997             1996             1995
                                                 ------------     ------------     ------------     ------------     ------------

Net Income .................................     $        744     $        450     $      1,097     $        863     $        575
Weighted Average Shares Outstanding
(excluding Treasury Stock)--Basic
   Class A .................................      190,689,656       37,283,059               --               --               --
   Class B .................................      436,543,573      436,543,573      436,543,573      436,543,573      436,543,573
                                                 ------------     ------------     ------------     ------------     ------------
       Total Basic .........................      627,233,229      473,826,632      436,543,573      436,543,573      436,543,573

Shares assumed to be issued due
to stock options ...........................        9,241,896        1,659,816               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------
Adjusted average number of Class A
and Class B common shares and share
equivalent-Diluted .........................      636,475,125      475,486,448      436,543,573      436,543,573      436,543,573

Earnings per share:*
   - Basic .................................     $       1.19     $        .95     $       2.51     $       1.98     $       1.32
   - Diluted ...............................     $       1.17     $        .95     $       2.51     $       1.98     $       1.32


    *Earnings per share (EPS) for the periods prior to the Offerings was calculated using only Class B common stock as required by SFAS No. 128.